UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

Catalina Marketing Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11008	33-0499007
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

200 Carillon Parkway, St. Petersburg Florida (Address of Principal Executive Offices)	33716-2325 (Zip Code)

Registrant’s telephone number, including area code: (727) 579-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01	Other Events.

On April 17, 2007, Catalina Marketing Corporation (the “Company”) issued a press release announcing that it had entered into a definitive merger agreement to be acquired by private equity firm Hellman & Friedman Capital Partners VI, L.P. and its related funds (“H&F”) pursuant to which H&F will acquire the Company in an all-cash merger at a price of $32.50 per share (the “Proposed Merger”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, L. Dick Buell, the Company’s Chief Executive Officer, issued an email notifying the domestic and foreign employees of the Company about the Proposed Merger. A copy of the email correspondence is attached as Exhibit 99.2 of this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1 99.2	Press Release, dated April 17, 2007. Email Correspondence from L. Dick Buell to all domestic and international Company employees, dated April 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALINA MARKETING CORPORATION (Registrant)

By: /s/ Rick P. Frier
Rick P. Frier
Executive Vice President and
Chief Financial Officer

Date: April 17, 2007

Exhibit Index

Exhibit No.	Description
99.1 99.2	Press Release, dated February 26, 2007. Email Communication from L. Dick Buell to all domestic and international Company employees, dated April 17, 2007.